SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2002

COMPAQ COMPUTER CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware (Sate or Other Jurisdiction of Incorporation)	1-9026 (Commission File No.)	76-0011617 (IRS Employer Identification No.)

20555 SH 249 Houston, Texas (Address of Principal Executive Offices)		77070 (Zip Code)

(281) 370-0670
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

ITEM 5. Other Events.

In a press release dated February 5, 2002, Compaq Computer Corporation (“Compaq”) (NYSE: CPQ) announced that a special meeting of shareholders will be held on March 20, 2002, to vote on the proposed merger with Hewlett-Packard Company. The press release, dated February 5, 2002, is attached as Exhibit 99.1.

Compaq’s website (www.compaq.com) contains a significant amount of information about Compaq, including financial and other information for investors. Compaq encourages investors to visit its web site from time to time, as information is updated and new information is posted.

ITEM 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits

Exhibit 99.1 Press Release dated February 5, 2002.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPAQ COMPUTER CORPORATION

Dated: February 5, 2002	By:	/s/ Linda S. Auwers
Linda S. Auwers, Vice President, Deputy General Counsel and Secretary